Exhibit 99.2

September 11, 2023

Dear Valued Shareholders,

On behalf of the team at American Battery Technology Company, we are excited to have closed out another fiscal year this summer and to provide an update to you all about our progress over the past year and about our critical steps ahead. We continue to drive forward with each of our three business units in order to bring an integrated set of technologies to commercialization to address our domestic critical battery mineral challenges.

Lithium-Ion Battery Recycling

Earlier this year we purchased a move-in ready facility in McCarran, Nevada for the first implementation of our internally-developed, first-of-kind battery recycling processes. The use of this existing facility and utility infrastructure dramatically reduced our time to production. Over the past several weeks, we have commissioned the initial set of processes in the plant, successfully feeding test material. We are on pace to be feeding high-throughput quantities of battery materials in the coming weeks. The transition to commercial-scale, revenue-generating operations is a critical milestone, and we are excited about the steps ahead as we ramp the operations of this novel facility.

Primary Lithium Resource Development

We have been exploring and developing our Tonopah Flats Lithium Project for the past two years, and earlier this year we published our third-party audited SK-1300 compliant Inferred* Resource Report, which concluded that this deposit is one of the largest known lithium resources in the US. In order to further expand and improve the classification of this resource, we began a third drill program this summer and are now concluding operations for this eight-hole program. We will be publishing the results of this program shortly, with the intent of evolving portions of this resource to measured and indicated classifications.

Primary Lithium Hydroxide Refinery

While having a lithium-bearing sedimentary claystone resource that is identified as one of the largest overall lithium deposits in the US is important, it is only beneficial if a technology can be commercialized that can access the constituent lithium and manufacture a battery grade lithium product that is economically competitive. We are proud to have developed an in-house set of technologies specifically designed for use with this unique central Nevada-based sedimentary claystone resource, and to have proven out these unit operations at the bench scale over the past two years. With the support of a grant from the US DOE, we have further scaled these technologies and designed a pilot-scale integrated system that can intake up to 5 metric tonnes per day of claystone material, process this material through each of our unit operations, and generate a battery-grade lithium hydroxide product. The majority of the components for this pilot-scale system have already been delivered, and we are looking forward to commissioning this system and commencing operations over the coming months.

ABTC Shareholder Letter, September 2023	1

With support from an additional US DOE grant, we are also undergoing the construction design of a commercial-scale refinery that employs these internally-developed processes to produce commercial quantities of battery-grade lithium hydroxide. We have engaged the global EPC firm Black & Veatch and are proceeding through the design, engineering, procurement, construction, and commissioning operations. As the identified quantity and quality of our lithium resource continues to grow, and as the demand for domestically manufactured lithium hydroxide grows, the ultimate size of this commercial-scale refinery continues to grow as well.

Our Team: Who we are

ABTC is one of the only companies in the world that is commercializing technologies to manufacture battery metals through both lithium-ion battery recycling and primary metal refining operations. This creates a very impactful value proposition; however, designing, constructing, and operating this wide range of processes is only possible because of the breadth and caliber of individuals we have been able to bring onboard as members of the team. We had a strong base team in place last year, and now over the past year we have nearly tripled the size of our team with substantial increases in our R&D, Engineering, and Operations organizations.

There is a significant difference between an employee, who focuses on performing individual tasks, and a team member, who takes on responsibility and ownership of key company efforts. Recruiting someone who will act as a team member is not something that can be accomplished through magnitude of compensation, seniority of title, or number of direct reports, but instead can only be realized by truly believing in the company mission and being empowered to execute towards those efforts.

Last summer, as we were working late preparing designs for a critical project one night, I noticed it was past midnight, and told everyone in the office it was time to head home and that we would pick it up in the morning. We all packed up and walked outside, but as there was significant work left before a deadline the end of the next day, once everyone else had walked away from the building, I went back inside to keep working on a few remaining items. I didn’t expect everyone else to notice I had gone back inside, or to feel the responsibility to continue working that late, but one –by one everyone else came back into the office as well and kept working on the key items.

We ordered food and ended up working through most of the night and were able to complete all of the requirements. The next day I expected to hear individuals upset about working through the night; however, it was the opposite. They each said it was one of their proudest moments in the company to be able to directly contribute to a key company effort like that. They didn’t come back inside because they were required to, or because they thought it would reflect badly if they didn’t. Instead they said they each came back because they felt ownership of the project and responsibility for its success and the success of the company. While that overnight effort was for a key deliverable that ultimately led to us being awarded a US DOE grant for a $115M project, that level of dedication and personal ownership from our team members is far more valuable.

As we have been moving through the installation and commissioning of processes in our first commercial-scale battery recycling facility, I see the same level of personal ownership and sense of responsibility for the success of these operations from each and every one of our team members. It is this sense of ownership of project and company success that will drive us forward as we undergo the design, construction, and operations of each of our commercial-scale recycling and primary refining efforts.

ABTC Shareholder Letter, September 2023	2

Our Partnerships: How we succeed

While there was strong demand for domestic critical battery minerals last year, the quantity of battery cell gigafactories announced and under construction in the US since then has grown dramatically. This, combined with the passage of the Inflation Reduction Act (IRA) last year that includes significant subsidies for products that contain domestically sourced critical battery minerals, have worked together to result in near insatiable demand for these products from both our battery recycling and primary lithium hydroxide refining operations.

As a result of these dynamics, the market is demanding a substantial increase in the scale of these planned commercial domestic battery critical mineral operations. We have been in discussions with nearly all of the automotive OEMs, cell manufacturers, and battery material refiners, and the demand for these critical battery minerals from facilities already under construction is far more than can be provided from current domestic operations.

As we commercialize our first lithium-ion battery recycling facility and demonstrate the benefits of our internally-developed systems to these prospective partners, the next steps are to formalize these partnerships to build additional commercial-scale implementations of these recycling facilities directly at the sites of these partners. This co-located strategy allows for the collection of production waste and end-of-life materials directly at the facility, the recycling of these materials in an on-site fashion, and the sale of the recycled products directly back into the associated supply chain to enable closed-loop operations.

Correspondingly, the current planned capacity of our primary lithium hydroxide refinery is 30,000 MT LiOH/yr. There are very few projects planned in the US that can produce a battery grade lithium hydroxide product, and as such there has been extreme demand for the offtake of this material. As we move forward with discussions with prospective partners, there are opportunities to substantially increase the throughput of this refinery.

Our Future: How we scale and grow

We are in a very fortunate position, whereas we have manufacturing facilities under development and construction to produce critical battery minerals that are highly desired by some of the largest corporations in the world. The expansion of these facilities to meet demand will be a multi-billion dollar effort, and we are excited to continue to scale and grow our operations.

We are grateful to have been traded on the over-the-counter exchange for the past several years; however, we have recently been trading at many –times over the average monthly dollar trading volume of average OTC-listed companies, and many of our prospective investors and partners necessitate us to be traded on a national exchange in order to finalize our agreements. We have had an application pending to move our listing to the Nasdaq exchange for quite some time, and we have set three milestones that we have wanted achieved before finalizing this process:

1)	To have a world class board of directors in place, establishing our governance and oversight processes
2)	To be transitioning into revenue-generating operations with the commissioning of our first battery recycling facility
3)	To have identified partnerships for the commercial-scale supply of feed materials and for the offtake of our products

ABTC Shareholder Letter, September 2023	3

As we have now achieved these critical milestones, we are excited to be taking the last steps to finalize our listing on the Nasdaq exchange to enable our future growth and partnership development.

Thank you for your support as we continue our path forward together,

Ryan Melsert

CEO / CTO / Chairman

American Battery Technology Company

*Inferred Resource

Inferred mineral resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an inferred mineral resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an inferred mineral resource has the lowest level of geological confidence of all mineral resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an inferred mineral resource may not be considered when assessing the economic viability of a mining project and may not be converted to a mineral reserve.

Forward-Looking Statements

This letter contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are “forward-looking statements.” Although the company’s management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2022. The company assumes no obligation to update any of the information contained or referenced in this letter.

ABTC Shareholder Letter, September 2023	4